Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2025, relating to the financial statements of Intellia Therapeutics, Inc. and the effectiveness of Intellia Therapeutics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Intellia Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 11, 2025